UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

DUO WORLD, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55698	35-2517572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Duo Software (Pvt.) Ltd.

No. 6, Charles Terrace

Off Alfred Place

Colombo 03, Sri Lanka

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (870) 505-6540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Background

Resignation of Manohar Chowdry & Associates. As previously reported in our Form 8-K filed with the Commission on June 8, 2023, on May 11, 2023, Duo World, Inc. (“Company”) received notice via email from our Certifying Accountant, Manohar Chowdry & Associates, that Mr. Ashok Kumar Doddi, who was the Engagement Partner for the Independent Audit of the Company, as well as the engagement team who was executing the audit of the Company, had exited Manohar Chowdry & Associates, effective April 1, 2023. Manohar Chowdry & Associates also advised the Company that it had closed down the operations of the branch of T.R. Nagar, Bengaluru from where the audit engagement of our Company was carried out, and that Manohar Chowdry & Associates had no other resources that could be deployed for executing the audit of the Company.

Manohar Chowdry & Associates´report on the Company’s financial statements for the fiscal years ended March 31, 2022, and March 31, 2011, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles with the exception that Manohar Chowdry & Associates’ Audit Reports for the fiscal years ended March 31, 2022, and March 31, 2021, contained an explanatory note which raised substantial doubt as to the ability of the Company to continue as a going concern.

During the Company’s fiscal years ended March 31, 2022, and March 31, 2021, and the subsequent interim period from March 31, 2012, up to and until May 11, 2023, the date of the resignation of Manohar Chowdry & Associates, the Company did not have any disagreements with Manohar Chowdry & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manohar Chowdry & Associates, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Engagement of CNGSN & Associates LLP. As previously reported in or Form 8-K filed with the Commission on June 8, 2023, the Company engaged CNGSN & Associates LLP, Bengaluru, India (“CNGSN”), to serve as our new independent registered public accounting firm, effective May 16, 2023. This engagement was approved by the Company’s Board of Directors. The Company does not have an audit committee. The Company asked CNGSN if it was registered with the PCAOB and was advised that it was so registered. Due to a long prior relationship with accountants at CNGSN, the Company had no reason to disbelieve the statement that CNGSN was registered with the PCAOB.

Discovery that CNGSN was not registered with the PCAOB. On or about August 11, 2023, the Company was advised by CNGSN that its Registration Application with the PCAOB had, in fact, not been approved and was currently under review. This revelation was, to say the least, shocking, since CNGSN had verbally represented to our management that it was registered with the PCAOB, and the audit opinion issued by CNGSN on July 6, 2023 (and included with our Form 10-K for the Fiscal Year Ended March 31, 2023, filed with the Commission on July 13, 2023) contained the following misstatements:

“We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.”

“We conducted our audits in accordance with the standards of the PCAOB.”

Non-Reliance on Previously Issued Financial Statements. Due to the fact that CNGSN’s Registration Application with the PCAOB has not been approved, the Audit Opinion dated July 6, 2023, and the audited financial statements for the fiscal year ended March 31, 2023, should not be relied on.

Our Chief Financial Officer has discussed the matters raised in this Form 8-K with CNGSN and has provided CNGSN with a draft copy of this Form 8-K for their review and comment. The Company has not received a response from CNGSN regarding our disclosures in this Current Report, other for them to say someone would get back to them within three days.

CNGSN has provided the Company with correspondence between CNGSN and the PCAOB.

Late Filing of our Form 10-Q. We have filed a Form 12b-25 Notification of Late Filing for our Form 10-Q, which was due on August 14, 2023, due to the fact that we do not currently have a PCAOB registered accountant to conduct the requisite review of our Form 10-Q.

The search is on for a new PCAOB registered accountant. We have commenced inquiries to engage a new PAOB registered accountant, but have not engaged such a firm at this time, due to the newness of the revelations set forth above. Our management understands the gravity of this situation and will diligently pursue and engage a new PCAOB accountant and have the audit for the fiscal year ended March 31, 2023 completed and the Form 10-Q for the Quarter Ended June 30, 2023 reviewed. Our Form 10-K for the Fiscal Year Ended March 31, 2023, will then be amended to include an appropriate audit opinion and audited financial statements. We do, however, expect to engage a new PCAOB registered accountant within the next week.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2023

DUO WORLD, INC.

By:	/s/ Muhunthan Canagasooryam
Muhunthan Canagasooryam
Chief Executive Officer

EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-B

Exhibit No.	Document Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)